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                                                                  Exhibit (j)(2)

           CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC
                                 ACCOUNTING FIRM

We consent to the references to our firm under the captions "Financial Highlights" in each Prospectus and "Independent Registered Public Accounting Firm" and "Financial Statements" in the Statement of Additional Information in Post-Effective Amendment Number 34 to the Registration Statement (Form N-1A, No. 2-93068) of Excelsior Tax-Exempt Funds, Inc. and to the incorporation by reference of our reports dated May 7, 2004 on the Tax-Exempt Money Fund, New York Tax-Exempt Money Fund, Long-Term Tax-Exempt Fund, Intermediate-Term Tax Exempt Fund, Short-Term Tax-Exempt Securities Fund, New York Intermediate-Term Tax-Exempt Fund, and California Tax-Exempt Income Fund (portfolios of Excelsior Tax-Exempt Funds, Inc.) included in the Annual Reports to Shareholders for the fiscal year ended March 31, 2004.

                                                               ERNST & YOUNG LLP

Boston, Massachusetts
July 26, 2004